EXHIBIT 99.3

                            GARDEN RIDGE CORPORATION

                               STOCK PURCHASE PLAN


      1. PURPOSE OF PLAN. The purpose of this Stock Purchase Plan (the "Plan") is to provide employees of Garden Ridge Corporation, a Delaware corporation ("Garden Ridge"), and its subsidiaries (collectively, the "Company") with a strong incentive for the future growth of the Company by enabling such employees to acquire shares of Garden Ridge's common stock, par value $0.01 per share ("Common Stock"), in the manner contemplated by the Plan. Rights to purchase shares offered pursuant to the Plan are a matter of separate inducement and not in lieu of any salary or other compensation for the services of any employee. The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

      2. AMOUNT OF STOCK SUBJECT TO THE PLAN; PAYMENT FOR SHARES. The total number of shares of Common Stock that may be issued pursuant to rights of purchase granted under the Plan shall not exceed 50,000 shares of the authorized Common Stock. In the discretion of the Board of Directors of Garden Ridge (the "Board of Directors") or its delegate, such shares may be (i) treasury shares, including shares acquired by Garden Ridge in open market transactions, or (ii) authorized but unissued shares. If a right of purchase under the Plan expires or is terminated unexercised for any reason, the shares as to which such right so expired or terminated again may be made subject to a right of purchase under the Plan.

      3. ADMINISTRATION. The Board of Directors shall appoint a committee (the "Committee") comprised of not less than three persons, all of whom shall be members of the Board of Directors, who shall not be eligible, and shall not have been eligible at any time within one year prior thereto, for selection as a person to whom rights to purchase shares of Common Stock may be granted pursuant to the Plan. The Committee shall designate an administrator (the "Administrator") of the Plan, who may be, but shall not be required to be, a member of the Committee. The Committee and the Administrator shall administer the Plan, all as provided herein. The members of the Committee shall serve at the pleasure of the Board of Directors, and the Administrator shall serve at the pleasure of the Committee. The Committee shall hold meetings at such times and places as it may determine and may take action by unanimous written consent or by means of a meeting held by conference telephone call or similar communications equipment pursuant to which all persons participating in the meeting can hear each other. The Committee may request advice or assistance or employ such other persons as it deems necessary for proper administration of the Plan. Subject to the express provisions of the Plan and the requirements of applicable law, the Committee shall have authority, in its discretion, to determine: (i) when each offering hereunder of rights to purchase shares (hereinafter, an "Offering") shall be made; (ii) the duration of each Offering (the "Purchase Period"); (iii) the date on which the Purchase Period for each Offering shall begin (the "Offering Commencement Date") and end (the "Offering Termination Date"); (iv) the total number of shares subject to each Offering;
(v) the purchase price of shares subject to each Offering; and (vi) the exclusion of any classes of employees pursuant to Section 4(iii) hereof. Subject to the express provisions

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of the Plan, the Committee shall have the discretionary authority: (a) to construe and interpret Offerings, the Plan and the respective rights to purchase shares; (b) to prescribe, amend and rescind rules and regulations relating to the Plan; (c) to supply omissions, reconcile inconsistencies, and correct defects in the Plan and correct errors made in the administration of the Plan; and (d) to make all other determinations necessary or advisable for administering the Plan. The determination of the Committee with respect to matters referred to in this Section 3 as within its province shall be final and conclusive.

      4. ELIGIBILITY. No right to purchase shares of Common Stock shall be granted hereunder to a person who is not an employee of Garden Ridge or a subsidiary corporation or parent corporation now existing or hereafter formed or acquired. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings respectively given to such terms in Sections 424(e) and 424(f) of the Code. Each Offering shall be made to all employees of Garden Ridge and/or all employees of such parent and/or subsidiary corporations as are designated by the Committee, excluding: (i) employees whose customary employment is 20 hours or less per week or not more than five months in any calendar year; (ii) employees who have been employed less than two years as of the effective date of an Offering hereunder; and (iii) any employee who, immediately after the grant of a right to purchase shares pursuant to an Offering, owns capital stock possessing 5% or more of the total combined voting power or value of all classes of stock of Garden Ridge (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied; shares that the employee may purchase under outstanding rights of purchase and options shall be treated as stock owned by him or her; and the Committee and the Administrator may rely on representations of fact made to them by the employee and believed by them to be true). Hereinafter, "Eligible Employee" refers to employees who meet the eligibility criteria of this Section 4 with respect to the Offering in question.

      5. OFFERINGS. The Committee may make grants to Eligible Employees of rights to purchase shares of Common Stock pursuant to the terms and conditions hereinafter set forth. The terms and conditions of each Offering shall: (i) state the Offering Commencement Date and the Offering Termination Date; (ii) define the Purchase Period thereunder; (iii) specify the maximum number of shares of Common Stock that may be purchased thereunder; (iv) specify the purchase price for such shares; and (v) specify what class of employees, if any, are excluded pursuant to Section 4(iii) hereof. During the Purchase Period specified in the terms of an Offering (or during such portion thereof as an Eligible Employee may elect to participate), payroll deductions shall be made from such employee's compensation pursuant to Sections 6 and 7. Any stated Purchase Period shall end no later than 27 months from the Offering Commencement Date. The measure of an employee's participation in an Offering shall be based on the salary, commissions, bonuses and overtime paid to the employee during the Purchase Period specified in such Offering (or for such portion thereof as the employee is eligible to participate), subject to appropriate adjustments that would exclude items such as reimbursement of moving, travel, trade or business expenses ("Compensation").

      6. PARTICIPATION. An Eligible Employee on the Offering Commencement Date, or thereafter during the Offering, may participate in such Offering only by completing a payroll

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deduction authorization form (an "Authorization Form") and forwarding it to the
Administrator at any time prior to the beginning of the next payroll period in which payroll deductions will be made. The Authorization Form will authorize a regular payroll deduction from the employee's Compensation and must specify the date on which such deduction is to commence, which may not be retroactive.

      7. PAYROLL DEDUCTIONS. The Company will maintain a payroll deduction account for each participating employee. With respect to any Offering made under the Plan, and subject to the limitations set forth in Section 11 of the Plan, an Eligible Employee may authorize a payroll deduction of any whole percentage, up to a maximum of 10%, of the Compensation he or she receives during the Purchase Period specified in an Offering.

      8. CHANGES IN PAYROLL DEDUCTIONS. A participating employee may discontinue his or her participation in the Plan as provided in Section 9, but no other change can be made during an Offering and, specifically, a participating employee may not alter the payroll deduction amount for that Offering.

      9. TERMINATION OF PURCHASE RIGHTS AND WITHDRAWAL OF FUNDS. A participating employee may at any time and for any reason withdraw the entire cash balance then accumulated in his or her payroll deduction account and withdraw from the Plan by providing written notice to the Administrator, thereby allowing the participating employee to withdraw from participation in an Offering. Upon withdrawal of the cash balance in his or her payroll deduction account, a participating employee shall cease to be eligible to participate in the Offering pursuant to which the withdrawn funds were withheld; provided, however, any participating employee subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall cease to be eligible to participate in any Offering until six months after such withdrawal. Partial withdrawals shall not be permitted. Any cash balance withdrawn in accordance with this
Section 9 may not be transferred to any payroll deduction account maintained for the participating employee pursuant to another Offering, whether under the Plan or under another such plan. No interest shall be paid on cash balances in a participating employee's payroll deduction account.

      10. RIGHT OF PURCHASE-OPTION FOR A MAXIMUM NUMBER OF SHARES. The right of a participating employee to purchase Common Stock pursuant to an Offering under the Plan shall be an "option" (and an Offering shall be the "grant" of such option) to purchase a maximum number of shares determined by dividing: (i) 10% of the Eligible Employee's Compensation for the Purchase Period or for the portion of such Purchase Period during which he or she is eligible to participate in the Offering, whichever is less; by (ii) the purchase price of a share of Common Stock determined in the manner set forth in Section 12.

      11. MAXIMUM ALLOTMENT OF RIGHTS OF PURCHASE. Any right to purchase shares of Common Stock under the Plan shall be subject to the limitations of Section 423(b)(8) of the Code (generally limiting accrual of the right of any participating employee to purchase shares under all employee stock purchase plans of Garden Ridge and any subsidiary or parent

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corporation, qualified under Section 423 of the Code, to an annual rate of
$25,000 in fair market value).

      12. PURCHASE PRICE. The purchase price for each share of Common Stock under each right to purchase granted pursuant to an Offering shall not be less than 85% of the Fair Market Value (as defined herein) of such share at the time that the right to purchase is exercised. For purposes of the Plan, the term "Fair Market Value" on any date shall mean (i) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and asked prices for the Common Stock are not furnished through NASDAQ or a similar organization as described below, the value established by the Committee, in its sole discretion, for purposes of the Plan; (ii) if the Common Stock is listed or admitted to trade on a national securities exchange or national market system, the closing price of the Common Stock, as published in THE WALL STREET JOURNAL, so listed or admitted to trade on such date or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the next preceding date on which there was trading in such shares; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange or national market system, the mean between the bid and asked price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its term, will never lapse.

      13. AUTOMATIC EXERCISE; METHOD OF PAYMENT. As of the Offering Termination Date, the payroll deduction account of each participating employee shall be totalled. If a participating employee shall have sufficient funds in his or her payroll deduction account on an Offering Termination Date to purchase at least one full share (or such greater number of full shares as the Committee, from time to time, may determine) at the offering price, the participating employee shall purchase, at such Offering Termination Date, without any further action, the maximum whole number of shares of Common Stock (subject to the limitation provided in Section 10 hereof) that could be purchased with the funds in his or her payroll deduction account. The participating employee's payroll deduction account shall be charged for the amount of the purchase, and a stock certificate shall be issued for the benefit of the participating employee as soon thereafter as practicable for the shares so purchased, which certificate may be issued in nominee name. No fractional shares shall be issued, and the cash balance, if any, remaining in each participating employee's payroll deduction account at the end of each Purchase Period shall remain in such account and be available for the purchase of shares in any subsequent Offerings, or may be withdrawn therefrom by a participating employee pursuant to Section 9 hereof.

      14. RIGHTS AS A STOCKHOLDER. A participating employee shall have no rights as a stockholder with respect to any shares covered by a right of purchase until a stock certificate for such shares is issued for his or her benefit, which stock certificate may be issued in nominee name. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or in other property) or distributions or other rights for which the record date is prior to the date on which such stock certificate is issued, except as provided in Section 17 hereof.

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      15. SALE OF STOCK. Shares of Common Stock purchased under the Plan pursuant to an Offering may not be sold until at least two years after the Offering Commencement Date and at least one year after the purchase of such Common Stock. If a participating employee sells, disposes, transfers for value or otherwise, shares of Common Stock purchased through the Plan prior to expiration of the time periods set forth above, the participating employee shall immediately provide information to the Administrator including, without limitation, the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price. By executing the Authorization Form, each participating employee obligates himself or herself to provide such information to the Administrator.

      16. RIGHTS NOT TRANSFERABLE. Except as provided in Section 18 hereof regarding exercise by a beneficiary (or executor or person performing similar duties), rights to purchase shares under the Plan are not transferrable by a participating employee and may be exercised only by him or her during his or her lifetime.

      17. ADJUSTMENT OF SHARES. If any change is made in the number, class or rights of shares subject to the Plan or subject to any Offering under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe or other change in capital structure), appropriate adjustments shall be made as to the maximum number of shares subject to the Plan and the number of shares and price per share subject to outstanding rights of purchase as shall be equitable to prevent dilution or enlargement of such rights; provided, however, that any such adjustment shall comply with the rules of Section 424(a) of the Code if the transaction is one described in said
Section 424(a); provided further that in no event shall any adjustment be made that would render any Offering other than an offering pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

      18. RETIREMENT, TERMINATION AND DEATH. In the event of a participating employee's retirement or termination of employment for any reason other than death, the amount in such participating employee's payroll deduction account shall be refunded to the participating employee and any restricted and nonrestricted shares of Common Stock purchased by the participating employee that have not been issued shall be issued and delivered to the participating employee. In the event of a participating employee's death, the amount in the deceased participating employee's payroll deduction account may, at the option of the beneficiaries designated by such participating employee pursuant to
Section 19 (or such participating employee's executor or a person performing similar duties), be utilized to purchase Common Stock at the end of the Purchase Period during which the deceased participating employee dies, whereupon all shares so purchased shall be delivered to such beneficiary (or executor or person performing similar duties).

      19. DESIGNATION OF BENEFICIARY. A participating employee may file a written designation of a beneficiary who is to receive any shares and/or cash. Such designation of beneficiary may be changed by the participating employee at any time by written notice to the Committee. Upon the death of a participating employee and upon receipt by the Committee of proof of identity and existence at the participating employee's death of a beneficiary validly

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designated by him or her under the Plan, the Company shall deliver such shares and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participating employee's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participating employee, or if no such executor of administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may cause the delivery of such shares and/or cash to the spouse or to any one or more dependents of the participating employee as the Committee may designate. No beneficiary shall, prior to the death of the participating employee by whom he or she has been designated, acquire any interest in the shares or cash credited to the participating employee under the Plan.

      20. AMENDMENT OF THE PLAN. The Plan may be amended at any time by the Board of Directors, provided that, without the approval of the stockholders of Garden Ridge entitled to vote thereon, no such amendment shall become effective if it would: (i) increase the number of shares reserved for rights of purchase under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) materially increase the benefits to participants under the Plan.

      21. TERMINATION OF THE PLAN. The Plan and all rights of employees hereunder shall terminate (i) on the Offering Commencement Date that participating employees become entitled to purchase a number of shares greater than the number of shares remaining available for purchase under the Plan or
(ii) in the discretion of the Board of Directors, upon the completion of any Purchase Period. In the event that the Plan terminates under the circumstances described in clause (i) above, shares of Common Stock remaining available for purchase under the Plan as of the termination date shall be issued to participating employees on a pro rata basis (in proportion to their payroll deduction accounts). Any cash balances remaining in participating employees' payroll deduction accounts upon termination of the Plan shall be refunded as soon thereafter as practicable. The powers of the Committee provided by Section 3 hereof to construe and administer the Plan shall nevertheless continue after such termination.

      22. THIRD-PARTY BENEFICIARIES. None of the provisions of the Plan shall be for the benefit of or enforceable by any creditor of a participating employee or any other third party (except for a beneficiary designated by a participant pursuant to Section 19 (or such participant's executor or person performing similar duties)). A participating employee may not create a lien, encumbrance or assignment on any portion of the cash balance accumulated in his or her payroll deduction account or on any shares covered by a right to purchase before a stock certificate for such shares is issued for his or her benefit.

      23. CONTINUATION OF EMPLOYMENT. Nothing contained in the Plan (or any right to purchase Common Stock granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Company or any subsidiary corporation or constitute any contract or agreement of employment or interfere in any way with the right of the Company or any subsidiary corporation to reduce any person's compensation from the rate in existence at the time of the grant or to terminate such person's employment. Nothing contained herein or in any agreement shall affect any other contractual rights of an employee.

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      24. GOVERNING LAW. The Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

      25. EFFECTIVE DATE. The Plan shall be effective as of March 6, 1996, the date on which it received the approval of the majority of the disinterested members of the Board. However, the Plan and all rights to purchase Common Stock granted pursuant to the Plan shall be void if the Plan is not approved by the stockholders within twelve (12) months from the date the Plan is approved by the Board. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by the affirmative votes of the holders of a majority of the outstanding voting stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated.

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